Exhibit 99.1

Apple Reports Third Quarter Results

All-Time Record Revenue and Earnings

iPhone Sales Grow 142 Percent; iPad Sales Grow 183 Percent

CUPERTINO, California—July 19, 2011—Apple® today announced financial results for its fiscal 2011 third quarter ended June 25, 2011. The Company posted record quarterly revenue of $28.57 billion and record quarterly net profit of $7.31 billion, or $7.79 per diluted share. These results compare to revenue of $15.70 billion and net quarterly profit of $3.25 billion, or $3.51 per diluted share, in the year-ago quarter. Gross margin was 41.7 percent compared to 39.1 percent in the year-ago quarter. International sales accounted for 62 percent of the quarter’s revenue.

The Company sold 20.34 million iPhones in the quarter, representing 142 percent unit growth over the year-ago quarter. Apple sold 9.25 million iPads during the quarter, a 183 percent unit increase over the year-ago quarter. The Company sold 3.95 million Macs during the quarter, a 14 percent unit increase over the year-ago quarter. Apple sold 7.54 million iPods, a 20 percent unit decline from the year-ago quarter.

“We’re thrilled to deliver our best quarter ever, with revenue up 82 percent and profits up 125 percent,” said Steve Jobs, Apple’s CEO. “Right now, we’re very focused and excited about bringing iOS 5 and iCloud to our users this fall.”

“We are extremely pleased with our performance which drove quarterly cash flow from operations of $11.1 billion, an increase of 131 percent year-over-year,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the fourth fiscal quarter of 2011, we expect revenue of about $25 billion and we expect diluted earnings per share of about $5.50.”

Apple will provide live streaming of its Q3 2011 financial results conference call beginning at 2:00 p.m. PDT on July 19, 2011 at www.apple.com/quicktime/qtv/earningsq311. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 25, 2010, its Forms 10-Q for the quarters ended December 25, 2010 and March 26, 2011, and its Form 10-Q for the quarter ended June 25, 2011 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and has recently introduced iPad 2 which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2011 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share amounts which are reflected in thousands and per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Nine Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
Net sales	$28,571	$15,700	$79,979	$44,882
Cost of sales (1)	16,649	9,564	47,541	26,710

Gross margin	11,922	6,136	32,438	18,172

Operating expenses:
Research and development (1)	628	464	1,784	1,288
Selling, general and administrative (1)	1,915	1,438	5,574	3,946

Total operating expenses	2,543	1,902	7,358	5,234

Operating income	9,379	4,234	25,080	12,938
Other income and expense	172	58	334	141

Income before provision for income taxes	9,551	4,292	25,414	13,079

Provision for income taxes	2,243	1,039	6,115	3,374

Net income	$7,308	$3,253	$19,299	$9,705

Earnings per common share:
Basic	$7.89	$3.57	$20.91	$10.69
Diluted	$7.79	$3.51	$20.63	$10.51

Shares used in computing earnings per share:
Basic	926,108	912,197	922,917	907,762
Diluted	937,810	927,361	935,688	923,341

(1) Includes stock-based compensation expense as follows:
Cost of sales	$52	$38	$155	$112
Research and development	$119	$80	$336	$240
Selling, general and administrative	$113	$101	$379	$303

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	September 30,	September 30,
	June 25, 2011	September 25, 2010

ASSETS:

Current assets:
Cash and cash equivalents	$12,091	$11,261
Short-term marketable securities	16,304	14,359
Accounts receivable, less allowances of $55 in each period	6,102	5,510
Inventories	889	1,051
Deferred tax assets	1,892	1,636
Vendor non-trade receivables	5,369	4,414
Other current assets	4,251	3,447

Total current assets	46,898	41,678

Long-term marketable securities	47,761	25,391
Property, plant and equipment, net	6,749	4,768
Goodwill	741	741
Acquired intangible assets, net	1,169	342
Other assets	3,440	2,263

Total assets	$106,758	$75,183

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$15,270	$12,015
Accrued expenses	7,597	5,723
Deferred revenue	3,992	2,984

Total current liabilities	26,859	20,722

Deferred revenue – non-current	1,407	1,139
Other non-current liabilities	9,149	5,531

Total liabilities	37,415	27,392

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 926,903,779 and 915,970,050 shares issued and outstanding, respectively	12,715	10,668
Retained earnings	56,239	37,169
Accumulated other comprehensive income/(loss)	389	(46)

Total shareholders’ equity	69,343	47,791

Total liabilities and shareholders’ equity	$106,758	$75,183

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	September 30,	September 30,
	Nine Months Ended
	June 25, 2011	June 26, 2010
Cash and cash equivalents, beginning of the period	$11,261	$5,263

Operating activities:
Net income	19,299	9,705
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	1,271	698
Stock-based compensation expense	870	655
Deferred income tax expense	2,232	1,298
Changes in operating assets and liabilities:
Accounts receivable, net	(592)	(79)
Inventories	162	(487)
Vendor non-trade receivables	(955)	(1,256)
Other current and non-current assets	(1,551)	(1,001)
Accounts payable	2,480	2,812
Deferred revenue	1,276	806
Other current and non-current liabilities	2,608	(239)

Cash generated by operating activities	27,100	12,912

Investing activities:
Purchases of marketable securities	(75,133)	(41,318)
Proceeds from maturities of marketable securities	16,396	19,758
Proceeds from sales of marketable securities	34,301	14,048
Payments made in connection with business acquisitions, net of cash acquired	0	(615)
Payments for acquisition of property, plant and equipment	(2,615)	(1,245)
Payments for acquisition of intangible assets	(266)	(63)
Other	34	(36)

Cash used in investing activities	(27,283)	(9,471)

Financing activities:
Proceeds from issuance of common stock	577	733
Excess tax benefits from equity awards	915	652
Taxes paid related to net share settlement of equity awards	(479)	(384)

Cash generated by financing activities	1,013	1,001

Increase in cash and cash equivalents	830	4,442

Cash and cash equivalents, end of the period	$12,091	$9,705

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$2,563	$2,657